UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2012

Commission file number

MEGA WORLD FOOD HOLDING COMPANY
((Exact name of registrant as specified in its charter)

Nevada	333-171046	27-4715504

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS I.D.

Room C1D, 6/F, Wing Hing Industrial Building, 14 Hing Yip Street Kwun Tong, Kowloon Hong Kong
(Address of principal executive offices)	(Zip Code)

852-21101865

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On May 25, 2012, Mr. Xiaozhong Wu resigned as Chairman, CEO and Director and Ms. Yaping He resigned as Principal Financial Officer and Principal Accounting Officer and Director and did not furnish any communication to the Company with written correspondence concerning the circumstances surrounding their resignations.

On May 25, 2012, Mr. Wu transferred the following shares to the following individuals who were the same date elected new officers and directors with the title, age and percentage ownership as set forth below:

Name	Title	Age	Number of Shares of Common stock	Percentage
Lingling Wang	CEO and Director	37	11,000,000	44.00%
Lin Xiang Wang	General Manager and Director	33	500,000	2.00%
Guangqing Chen	Vice General Manager and Director	44	500,000	2.00%
Hanjun Shi	Vice Manager	34	30,000	0.12%
Ke Wu	CFO/Principal Accounting Officer	21	20,000	0.08%
Shaoyun Zhou	Manager	30	50,000	0.20%

Applicable percentages are based upon 25,000,000 shares of common stock outstanding as of May 25, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.01 is incorporated herein by reference.

In addition to assuming the positions with us on May 25, 2012 as set forth in Item 5.01 above:

Lingling Wang has been Director of Shengzhou Dingcheng Agriculture Company since November 2011 and has been Director of No. 11 Apartment, a hotel, since November 2008. From August 2002 to October 2008, she was Principal of Linxiang Kid Garden. As Director, she brings her management experience as Director of other enterprises in China.

Lin Xiang Wang has been Director of Shengzhou Shunjie Logistic Company since May 2007.  From February 2002 to April 2007, he was on the management staff of Zhejiang Sanhua Company, a process machine parts company.  As Director, he brings his management experience as Director and management staff of other enterprises in China.

Guangqing Chen was Manager of Yangguang Building Company, a real estate company, from July 1998 to April 2012.  As Director, he brings his management experience as Director of other enterprises in China.

Shaoyun Zhou has been Manager of No. 11 Apartment, a hotel, since December 2008.

Hanjun Shi Vice Manager of Shengzhou Dingcheng Agriculture Company since November 2011 and has been Vice General Manager of No. 11 Apartment, a hotel, since November 2008.

Ke Wu has been accountant with Zhejiang Yashilin Garment Company since April 2010.

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

Family Relationships

Linxiang Wang is younger brother of Lingling Wang.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Mega World Food Holding Company

Dated: May 31, 2012	By:	/s/ Lingling Wang
Lingling Wang
Chief Executive Officer